                                                                     Exhibit 2.8

                                                                  EXECUTION COPY

                         GUARANTY AND SECURITY AGREEMENT

          GUARANTY AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of April 27th, 2005 by and between MITEL NETWORKS, INC., a Delaware corporation, having its principal office at Suite 400, 205 Van Buren Street, Herndon, Virginia, United States 20170-5336 (the "GUARANTOR") and HIGHBRIDGE INTERNATIONAL LLC, a limited liability company formed under the laws of the Cayman Islands having an office at c/o Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York, U.S.A. 10019, as collateral agent (in such capacity, the "COLLATERAL AGENT") for itself as a holder and the other holders (each a "SECURED PARTY" and collectively, the "SECURED PARTIES"), from time to time of senior secured convertible notes initially issued as of the date hereof, (as amended, restated or supplemented from time to time the "NOTES"), issued by Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "ISSUER") pursuant to a Securities Purchase Agreement dated the date hereof (the "SECURITIES PURCHASE AGREEMENT") by and among the Issuer and the buyers party thereto.

                                    WITNESETH

          WHEREAS, the Guarantor is an indirect wholly-owned subsidiary of the Issuer; and

          WHEREAS, the Guarantor will benefit from the arrangements under the issuance of the Notes and the receipt of proceeds therefrom by the Issuer.

          NOW THEREFORE, in consideration of the covenants contained herein, and other good and valuable consideration the receipt of which is acknowledged by each party hereto, the Guarantor and the Collateral Agent hereby agree as follows:

1.   GUARANTY

          For value received, and in order to induce the Secured Parties to purchase the Notes, the Guarantor unconditionally and irrevocably guaranties to the Collateral Agent and the other Secured Parties and their respective successors and assigns the complete and punctual payment when due (whether at the stated maturity or earlier by acceleration or otherwise) of all indebtedness, liabilities and obligations (whether direct, indirect, absolute, contingent or otherwise) of the Issuer to the Collateral Agent or any other Secured Party existing, from time to time, and arising pursuant to the Notes, the Securities Purchase Agreement, the Security Documents and the Registration Rights Agreement (each as defined in the Securities Purchase Agreement), or the Collateral Agency Agreement among, among others, Mitel Networks Corporation and the buyers party thereto dated the date hereof (the "Collateral Agency Agreement") (the "LIABILITIES"), whether characterized as principal, premium, interest, additional interest, special interest, fees, expenses or otherwise.

2.   CERTAIN RIGHTS OF SECURED PARTY

          At any time and from time to time (and whether once or more than once), without the necessity of any reservation of rights against the Guarantor and without notice to, demand on or further assent by the Guarantor or any other person: (a) any of the Liabilities or the obligations










Portions of this document marked with "***" are subject to a pending Confidential Treatment Request filed with the Secretary of the Securities and Exchange Commission and have been filed separately with the Securities and Exchange Commission.
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                                       -2-


of any other guarantor of the Liabilities may be changed, renewed, extended, continued, accelerated, surrendered, compromised, subordinated, waived or released, in whole or in part, or any default with respect thereto waived or any demand for payment with respect thereto rescinded; (b) the Collateral Agent and the other Secured Parties may set off, refrain from setting off or release, in whole or in part, may take or refrain from taking or perfecting any security interest in any collateral security and may exercise or refrain from exercising any right against the Issuer or any other person; (c) the Collateral Agent and the other Secured Parties may extend or refrain from extending further credit or financial accommodations in any manner whatsoever to, may accept compositions from and may otherwise generally deal with the Issuer and any other person and with any collateral security as the Collateral Agent or the applicable Secured Party may see fit; and (d) the Collateral Agent may apply all moneys at any time received from the Issuer or any other person or from any collateral security in such manner) in such amounts and against such part of the Liabilities as the Collateral Agent considers best and change any such application in whole or in part as the Collateral Agent may see fit. All of these actions may be taken without in any way limiting, diminishing or affecting the Guarantor's liability under this Agreement and without imposing any obligation of trust on the Collateral Agent or any Secured Party, and no loss of or in respect of any collateral security, whether caused by the fault of the Collateral Agent, any Secured Party or otherwise, shall in any way limit, diminish or affect the Guarantor's liability under this Agreement.

3.   LIABILITY OF GUARANTOR UNCONDITIONAL

          This Agreement is a guaranty of payment and not merely of collection. The Guarantor's liability under this Agreement and the grant of the security interest in the Collateral (as defined in Section 11 hereof) are absolute and unconditional and shall not be limited, diminished or affected by the happening from time to time of any event, including (but not limited to) any event described in Section 2 of this Agreement or any of the following events, whether or not any such event occurs with notice to or with the consent of the Guarantor or once or more than once:

     (a) the waiver, surrender, compromise, settlement, discharge, release or termination of any or all of the Liabilities;

     (b)  the failure to give any notice to the Issuer;

     (c) the extension of the time for payment or performance of any of the Liabilities;

     (d) the change (whether or not material) of the terms of the Notes, the Securities Purchase Agreement, the Security Documents, the Registration Rights Agreement (as defined in the Securities Purchase Agreement), the Collateral Agency Agreement or any other document or instrument relating to the Liabilities (a "CREDIT DOCUMENT");

     (e) the taking of or failure to take any action referred to in any Credit Document;

     (f) the illegality, invalidity, unenforceability (including, but not limited to, by reason of any statute of limitations or automatic stay) or irregularity of any of the Liabilities or any Credit Document;
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     (g)  any failure, omission, delay or lack of diligence on the part of the
          Collateral Agent or any other Secured Party in the enforcement, assertion or exercise of any right, power or remedy conferred on the Collateral Agent or any other Secured Party under any Credit Document, or the inability of the Collateral Agent or any other Secured Party to enforce any provision of any Credit Document for any reason, including (but not limited to) failure by the Collateral Agent or any other Secured Party to perfect or protect any lien or security interest granted to the Collateral Agent or any other Secured Party, to commence and prosecute any action to collect the Liabilities or to enforce or collect any judgment obtained by the Collateral Agent or any other Secured Party or any other act or omission on the part of the Collateral Agent or any other Secured Party;

     (h) the dissolution or liquidation of the Issuer, the sale or other disposition of all or substantially all of the assets of the Issuer, the marshalling of assets and liabilities of the Issuer or the existence of receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, arrangement, adjustment, composition or other similar proceedings affecting the Issuer; and

     (i) any other event, action or circumstance that could otherwise result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement.

4.   WAIVER OF NOTICE

          The Guarantor waives all notices of the creation, renewal, extension or accrual of any of the Liabilities and notice or proof of reliance by the Collateral Agent or any other Secured Party on this Agreement or acceptance of this Agreement. The Liabilities shall conclusively be considered to have been created, contracted, and incurred in reliance on this Agreement, and all dealings between the Issuer and the Collateral Agent and/or the other Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance on this Agreement. Except as otherwise provided herein and in the Credit Documents, the Guarantor also waives (to the extent permitted by applicable law) all requirements of notice, presentment, protest or demand on it, the Issuer or any other person, all other notices and demands whatsoever relating to the Liabilities and any requirement that the Collateral Agent or any other Secured Party file a claim with a court in any bankruptcy, insolvency or similar proceedings of the Issuer or first proceed against the Issuer or any other person or first realize on any collateral security held by it or otherwise exhaust any right, power or remedy under any Credit Document or against the Issuer or any other person before proceeding against the Guarantor under this Agreement. Neither the Collateral Agent nor any other Secured Party shall have any responsibility to notify the Guarantor of the Issuer's financial condition or the Issuer's incurrence or performance of the Liabilities.

5.   CONTINUING AGREEMENT

          This Agreement is a continuing agreement, and shall not terminate or be discharged until the earlier of (a) performance and indefeasible payment in full of all of the Liabilities and (b) the date on which a Qualified IPO (as defined in the Notes) is consummated. If demand for, or acceleration of the time for, payment by the Issuer to the Collateral Agent or
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any other Secured Party of any of the Liabilities is stayed upon the insolvency, bankruptcy, reorganization or proposed compromise or arrangement with creditors of the Issuer, all Liabilities of which payment or performance is stayed that would otherwise be subject to the demand for payment or acceleration shall nonetheless be payable by the Guarantor immediately on demand by the Collateral Agent or the applicable Secured Parties. Upon termination of this Agreement, in accordance with the first sentence of this Section 5, the Collateral Agent shall reassign and deliver to the Guarantor, or to such person or persons as the Guarantor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Collateral Agent and at the expense of the Guarantor. Upon such termination, the Guarantor or its agents are authorized to file all appropriate termination statements.

6.   REINSTATEMENT

          This Agreement shall continue to be effective, or shall be reinstated, if at any time payment, or any part thereof of any of the Liabilities is rescinded or must otherwise be returned by the Collateral Agent or any other Secured Party for any reason whatsoever (including, but not limited to, the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Issuer or any other person), all as though such payment had not been received by the Collateral Agent or any other Secured Party.

7.   SUBORDINATION

          All indebtedness, obligations, liabilities and other amounts due, of whatever nature, of the Issuer to the Guarantor (the "SUBORDINATED DEBT"), whether now existing or hereafter incurred, whether created directly or acquired by the Guarantor by assignment or otherwise, whether matured or unmatured, whether absolute or contingent, whether characterized as principal, premium, interest, additional interest, special interest, fees, expenses or otherwise and whether the Issuer is bound alone or with any others or as principal or as surety, shall be subject and subordinate to the Liabilities, and, upon the occurrence of an Event of Default, all moneys received by the Guarantor in respect of the Subordinated Debt shall immediately on the Collateral Agent's demand be paid over to the Collateral Agent. This subordination is independent of the guaranty provided in this Agreement and shall remain in full force and effect notwithstanding any decrease in the Guarantor's liability under this Agreement. The Guarantor hereby undertakes to execute such additional documents and instruments and to do such additional acts as may be necessary or desirable (in the sole discretion of the Collateral Agent, reasonably exercised) in order to carry out, complete or perfect this subordination.

8.   LIMIT ON SUBROGATION

          Until termination of this Agreement in accordance with the first sentence of Section 5 hereof, no payment by the Guarantor pursuant to any provision of this Agreement or other satisfaction of the Guarantor's liability under this Agreement shall entitle the Guarantor, by subrogation or otherwise, to any right or remedy against the Issuer and the Guarantor waives any such right it may have.
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                                       -5-


9.   COSTS, EXPENSES, ETC.

          The Guarantor agrees to pay on demand all losses, costs, expenses (including, but not limited to, reasonable attorneys' fees) and damages incurred by the Collateral Agent or any other Secured Party in connection with any amendment, waiver or consent with respect to this Agreement, in connection with any rescission, reinstatement or return referred to in Section 6 of this Agreement, in enforcing or attempting to enforce this Agreement or any other guaranty of the Liabilities or in protecting the Collateral Agent's or any other Secured Party's rights under this Agreement or any other guaranty of the Liabilities following any default by the Guarantor under this Agreement, whether the Collateral Agent's or any other Secured Party's rights are enforced by suit or otherwise.

10.  LIABILITIES ADDITIONAL

          This Agreement and the Guarantor's liability under this Agreement are in addition to and not in substitution for (a) any other collateral security, by whomsoever given, at any time held by the Collateral Agent or any other Secured Party and (b) any present or future obligation of the Guarantor or any other obligor to the Collateral Agent or any other Secured Party incurred otherwise than under this Agreement, whether the Guarantor or such, other obligor is bound with or apart from the Issuer.

11.  SECURITY INTEREST

     (a) As security from the Guarantor for the payment and performance in full of the Liabilities, the Guarantor hereby transfers, grants, bargains, conveys, hypothecates, pledges, sets over, delivers and confers unto the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in its right, title and interest in the following (the "COLLATERAL"), whether now owned or hereinafter acquired:

          (i) Accounts (including Health-Care-Insurance Receivables, if any) howsoever arising in connection with sale or lease of goods or services by the Guarantor to customers or any other Person (as defined in the Securities Purchase Agreement);

          (ii) Chattel Paper;

          (iii) Instruments (including Promissory Notes);

          (iv) Documents;

          (v) General Intangibles (including, without limitation, Payment Intangibles, Software, contract rights, credits, claims, demands, debts, choses in action, trade-marks, patents, and all other intellectual property including, copyrights, and including in each case any documentation pertaining thereto);

          (vi) Letter-of-Credit Rights;
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          (vii) Supporting Obligations;

          (viii) Deposit Accounts;

          (ix) Investment Property (including without limitation certificated and uncertificated Securities), Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

          (x)  Inventory;

          (xi) Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

          (xii) Money, including, without limitation, amounts deposited into escrow or with, third parties;

          (xiii) Fixtures;

          (xiv) All rights to merchandise and other goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

          (xv) All supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media and all rights of the Guarantor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes, and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

          (xvi) All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

          (xvii) All Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

          all of the foregoing being herein sometimes referred to as the "COLLATERAL". All terms capitalized in this Section 1l(a) that are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (as the same may be amended from time to time, the "UCC") shall have the same meanings herein as such terms are defined in the UCC. Where the context permits, any reference to "COLLATERAL" shall be deemed to be a reference to "Collateral or any part thereof."

     (b) Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 11(a) attach to any lease, license, Governmental Authorization, instrument, document, contract, property rights or agreement to which the Guarantor is a party, or any of its rights or interests thereunder

          (collectively, the "CONTRACTUAL RIGHTS"), if and for so long as the grant of such security interest shall constitute or result in: (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Guarantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such Contractual Right (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles or equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such Contractual Right that does not result in any of the consequences specified in clauses (i) or (ii) above, including any proceeds of such Contractual Right, but the Guarantor shall hold its interest therein in trust for the Collateral Agent, for the benefit of the Secured Parties, and shall assign such Contractual Rights to the Collateral Agent, for the benefit of the Secured Parties, forthwith upon obtaining the consent of the other party thereto. The Guarantor agrees that it shall, upon the request of the Collateral Agent, use all commercially reasonable efforts to obtain any consent required to permit any Contractual Rights to be subjected to the security interests granted herein. For purposes of this Section 11(b), the term "GOVERNMENTAL AUTHORIZATION" shall mean any permit, license, authorization, plan, directive, consent order or consent decree of or form the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).

12.  REPRESENTATIONS, WARRANTIES AND COVENANTS

          The Guarantor represents, warrants and covenants to and with the Collateral Agent and each of the other Secured Parties that:

     (a) except for the security interest granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder and except for Permitted Liens, the Guarantor (i) holds and will at all times continue to hold the Collateral free and clear of any and all Liens (as defined in the Notes), and (ii) without in any way diminishing the foregoing, will neither cause, permit or suffer to exist any other Lien on the Collateral;

     (b) the Guarantor (i) has good right and legal authority to encumber the Collateral as provided herein, guaranty the Liabilities and otherwise enter into and perform its obligations hereunder, and (ii) will defend its title or interest thereto or therein against any and all other Liens (providing that nothing in this paragraph (b) shall be deemed to authorize or permit any Liens, as further described in paragraph (a) above;
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                                       -8-


     (c) no consent or approval of any third party, of any governmental body or regulatory authority or of any securities exchange was, is or shall be necessary to the validity of the Lien effected hereby (other than any such consent or approval that shall have been obtained as required);

     (d) the Lien created hereby constitutes a valid security interest in favor of the Collateral Agent in the rights of the Guarantor in the Collateral as set forth herein and upon the filing of a uniform commercial code financing statement with the Secretary of the State of Delaware will constitute a first priority perfected security interest, subject to the acknowledgement and confirmation with Endurance Trust dated the date hereof, to the extent that the filing of a financing statement is effective to perfect such security interest;

     (e) the execution, delivery and/or performance hereof by the Guarantor will not (i) cause the Guarantor to be in violation of, or constitute a material default under, the provisions of any agreement to which the Guarantor is a party or by which the Guarantor or its assets are bound, (ii) conflict with, or result in the breach of, any court judgment, decree or order of any governmental body to which the Guarantor or its assets are subject, (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Guarantor, except for Liens in favour of the Collateral Agent and the Secured Parties pursuant to this Agreement, except for such violations, conflicts, defaults, breaches and Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

     (f) all representations and warranties of the Guarantor contained in this Agreement shall survive the Closing (as defined in the Securities Purchase Agreement); and

     (g) without the prior written consent of the Collateral Agent, the Guarantor shall not

          (i) maintain any of its books and records with respect to the Collateral at any location other than either the office listed in the first paragraph hereof or at its (or the Issuer's) offices in Ottawa, Canada;

          (ii) maintain its principal place of business (or if it has more than one place of business, its chief executive office or domicile as defined in the Civil Code of Quebec) at any place other than at the address set forth in the first paragraph hereof unless it shall have (A) notified the Collateral Agent in writing as least thirty (30) days prior to any such change of such address and (B) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral granted or intended to be granted and agreed to hereby;

          (iii) (A) acquire any assets outside of the United States (which, for greater certainty, consists of the District of Columbia and the 50 states and does not include territories and possessions of the United States), or (B) cause, suffer or permit the movement or relocation of any Collateral currently located in the United States to a location outside of the United States, other than bona fide sales of inventory, if any, in the ordinary course of business; provided that (subject to the provisions of the Notes) the Guarantor shall deposit the proceeds of all of its sales into an account described in paragraph (v) below;

          (iv) maintain any Securities Accounts; or

          (v) open, establish or maintain any deposit or other bank accounts, other than

               (A) the existing deposit account of the Guarantor at Bank One with account number *** and the existing deposit account of the Guarantor at Harris Bank with account number ***, and

               (B) such other deposit accounts that are subject to a "control" agreement in all material respects identical to those to be entered into with respect to the deposit accounts identified in clause (A) above;

               provided that, with respect to the deposit accounts listed in (A) and (B) above, if at any time after the date that is thirty (30) days following the date of Closing (1) the Collateral Agent does not have a first priority perfected security interest in, and "control" (as defined in Section 9-104 of the UCC) of, such account and the contents thereof, or (2) the applicable depository institution gives notice that it is terminating its "control agreement" with Collateral Agent, then the Guarantor shall promptly close such account and deliver the contents thereof to the Collateral Agent for holding in a cash collateral account (or other form of collateral reasonably satisfactory to the Collateral Agent); or

          (vi) change its name, or the name under which it does business, or its organizational structure (i.e., Delaware corporation) from the name and form indicated in the first paragraph of this Agreement unless it shall have (A) notified the Collateral Agent in writing as least thirty (30) days prior to any such change and (B) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral granted or intended to be granted and agreed to hereby; and

     (h) all of the accounts receivable included in the Collateral represent proceeds of transactions conducted in the ordinary course of the Guarantor's business for which the Guarantor received reasonable consideration for the goods and services including, without limitation, all payments from the Issuer to the Guarantor with respect to goods and/or services provided to the Issuer by the Guarantor.

13. PROCEEDS OF COLLATERAL; DELIVERY OF COLLATERAL

     (a) The Guarantor shall, upon the request of the Collateral Agent made after the occurrence of any Event of Default, instruct all account debtors and other Persons obligated in respect of all applicable Collateral (including without limitation Accounts, Instruments, Investment Property, General Intangibles and Payment Intangibles) to make all payments in respect thereof directly to the Collateral Agent (by instructing that such payments be remitted to such address specified by the Collateral Agent which shall be in the name and under the control of the Collateral Agent). In addition to the foregoing, the Guarantor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of any of the foregoing collateral types) shall be received by it after the occurrence of any Event of Default, the Guarantor shall as promptly as possible deliver such proceeds to the Collateral Agent for the benefit of the Secured Parties. Until so delivered, all such proceeds shall be held in trust by the Guarantor for and as the property of the Collateral Agent for the benefit of the Secured Parties and shall not be commingled with any other funds or property of the Guarantor. Upon any delivery of proceeds of Collateral hereunder, the Collateral Agent, in its sole discretion, may apply such proceeds (but is not so obligated to do so) against the amounts outstanding under the Notes in accordance with
          Section 15 hereof.

     (b) The Guarantor shall cause the delivery to the Collateral Agent of any Collateral that is certificated Investment Property or is evidenced by an Instrument or Chattel Paper, with appropriate transfer powers or endorsements (as applicable).

14. ADDITIONAL RIGHTS

          In addition to, and not in diminution of, the immediately preceding
Section 13, after the occurrence of an Event of Default:

     (a) The Guarantor shall, at the request of the Collateral Agent, assemble the Collateral owned, possessed or controlled by it at such place or places, reasonably convenient to the Collateral Agent, designated in its request;

     (b) The Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

     (c) The Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted;

     (d) The Collateral Agent in its discretion may, in its name or in the name of the Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

     (e) (1) The Collateral Agent may, upon ten business days' prior written notice to the Guarantor (or upon such shorter notice, or without notice, as may be permitted under the UCC) of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or its agent, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

          (2) Neither the Collateral Agent nor any other Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof; at any private sale pursuant to the immediately preceding paragraph conducted in a commercially reasonable manner. The Guarantor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Liabilities.

15.  APPLICATION OF PROCEEDS OF SALE

          The proceeds of any sale of the Collateral pursuant to Section 14 hereof, as well as any Collateral consisting of cash, shall be promptly applied by the Collateral Agent as follows:

     (a) FIRST, to payment of all reasonable costs and expenses incurred by the Collateral Agent on behalf of all other Secured Parties in connection with such sale or otherwise in connection with this Agreement or any of the Liabilities or the Credit Documents, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder on behalf of the Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

     (b) SECOND, to the payment in full of the Liabilities to the Collateral Agent and the other Secured Parties in accordance with each Secured Party's pro rata share of the Liabilities; and

     (c) THIRD, to the Guarantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, the Guarantor shall remain liable for any deficiency.

16.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

          Effective only after an Event of Default, the Guarantor hereby appoints the Collateral Agent the attorney-in-fact of the Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of the Guarantor, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Guarantor representing any interest or dividend, or other distribution payable in respect of the Collateral or any part thereof for or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Collateral Agent or omitted to be taken with respect to the Collateral shall give rise to any cause of action against the Collateral Agent, except in the case of the gross negligence or willful misconduct of the Collateral Agent.

17.  NO WAIVER

          No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any other Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. Neither the Collateral Agent nor any other

Secured Party shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by it.

18.  NOTICES

          Any notices, demands, certifications, requests, communications or the like required to be given hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon delivery thereof by messenger or courier service to the respective party at the address first set forth above or at such other address as such party may for itself designate in writing in a like manner for the purpose of receiving notices hereunder.

19.  FARTHER ASSURANCES

          The Guarantor agrees to execute and deliver to Collateral Agent (and hereby authorizes the Collateral Agent to file, in the case of (i) below, as described below in this paragraph) such further agreements, assignments, instruments and documents, and to do all such other things, as the Collateral Agent may reasonably deem necessary or appropriate to assure the Collateral Agent of the effectiveness of its Lien hereunder, including without limitation,
(i) such financing statements (including amendments to financing statements) or other instruments and documents as the Collateral Agent may from time to time reasonably require to comply with the UCC and any other applicable law, and (ii) such patent, trademark, and copyright assignment agreements as the Collateral Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such agreements with respect to all Deposit Accounts, Securities Accounts, Letter-of-Credit Rights, and electronic Chattel Paper, as are required to perfect security interests and maintain priority under the UCC, and to use commercially reasonable efforts to cause the relevant depository institutions, financial intermediaries, and letter of credit issuers to execute and deliver such control agreements, as the Collateral Agent may from time to time reasonably require. The Guarantor hereby agrees that a carbon, photographic, electronic or other reproduction of this Agreement or any such financing statement or amendment thereto is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to the Guarantor wherever the Guarantor in its sole discretion desires to file the same. The Guarantor hereby authorizes the Collateral Agent to file any and all financing statements covering the Collateral or any part thereof as the Collateral Agent may require, including financing statements describing the Collateral as "all assets" or "all personal property" or words of like meaning. The Collateral Agent may order lien searches from time to time against the Guarantor and the Collateral, and the Guarantor shall promptly reimburse Collateral Agent for all reasonable costs and expenses incurred in connection with such lien searches.

20.  BINDING AGREEMENT; ASSIGNMENTS

          This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Guarantor shall not be permitted to assign this Agreement or any interests herein or in the Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Agreement without the prior written consent of the Collateral Agent, which may be withheld in the sole discretion of the Collateral Agent.

21.  MODIFICATION

          No modification, amendment or waiver of any provision of this Agreement nor any consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Guarantor and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

22.  GOVERNING LAW

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISION OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECTIVE PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIEN CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

23.  SEVERABILITY

          In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

24.  COUNTERPARTS

          This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

25.  SECTION HEADINGS

          Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

26.  DEFINITIONS GENERALLY

          Unless otherwise defined herein, each term capitalized herein but not defined herein shall have the meaning set forth for such term in the Notes or, if not defined therein, in the Securities Purchase Agreement.

27.  RECITALS

          The recitals hereto are incorporated herein by reference as if set forth at length herein.

28.  JURISDICTION; JURY TRIAL

          Each party hereby irrevocably submits to the non-exclusive jurisdiction of the New York State courts or Federal courts sitting in the borough of Manhattan, State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             MITEL NETWORKS, INC.


                                             By: /s/ Illegible
                                                 -------------------------------
                                                 Authorized Signing Officer


                                             HIGHBRIDGE INTERNATIONAL LLC

                                             BY: HIGHBRIDGE CAPITAL
                                             MANAGEMENT, LLC


                                             By:
                                                 -------------------------------
                                                 Name: Ari J. Storch
                                                 Title: Managing Director

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             MITEL NETWORKS, INC.


                                             By:
                                                 -------------------------------
                                                 Authorized Signing Officer


                                             HIGHBRIDGE INTERNATIONAL LLC,
                                             as Collateral Agent

                                             BY: HIGHBRIDGE CAPITAL
                                             MANAGEMENT, LLC


                                             By: /s/ Adam J. Chill
                                                 -------------------------------
                                                 Name: Adam J. Chill
                                                 Title: Managing Director